Exhibit 10.2

Execution Version

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (including the schedules, annexes and exhibits hereto, this “Agreement”), dated as of October 12, 2022 (the “Effective Date”), is by and between Sientra, Inc., a Delaware corporation (the “Borrower”), and Deerfield Partners, L.P., in its capacity as Agent for itself as a lender and as lender (the “Lender”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Facility Agreement (as defined below).

RECITALS:

A. The Borrower, the Lender and the other Loan Parties signatory thereto are parties to that certain Facility Agreement, dated as of March 11, 2020, as amended by the Amendment to Facility Agreement, dated as of April 24, 2020, and further amended by the First Amendment to Facility Agreement, dated as of September 28, 2021 (as the same previously has been amended, modified, restated or otherwise supplemented from time to time, the “Existing Facility Agreement”).

B. The Lender holds a Convertible Note (as defined in the Existing Facility Agreement) issued by the Borrower to the Lender on March 11, 2020 in the initial principal amount of $60,000,000 (as the same previously has been amended, modified, restated or otherwise supplemented from time to time, the “Note”). As of the date hereof, the outstanding principal amount of the Note is $60,000,000.

C. Contemporaneously with the execution and delivery of this Agreement, the Borrower and the Lender desire to amend and restate the Existing Facility Agreement as set forth in Exhibit A (as so amended and restated, and as the same may be further amended, modified, restated or otherwise supplemented from time to time, the “Facility Agreement”).

D. The Borrower and the Lender are entering into this Agreement to provide for the exchange, in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and otherwise upon the terms and subject to the conditions set forth herein, of $10,000,000 principal amount of the Note (the “Exchanged Principal Amount”) for shares of Common Stock and a pre-funded warrant to purchase shares of Common Stock in substantially the form attached hereto as Exhibit B (a “Pre-Funded Warrant”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

EXCHANGE

Section 1.01. Exchange. Subject to the terms and conditions hereof, effective as of the Effective Date (as defined below), the Lender and the Borrower hereby agree to exchange the Exchanged Principal Amount of the Note for the issuance and delivery by the Borrower to the Lender of (i) 2,967,742 shares of Common Stock (the “Exchange Shares”) and (ii) a Pre-Funded

Warrant to purchase 10,543,946 shares of Common Stock (the “Exchange Warrant”). The exchange contemplated by this Section 1.01 is referred to herein as the “Exchange.”

Section 1.02. Exchange Settlement.

(a) Subject to the satisfaction (or waiver) of all of the conditions to the Exchange set forth in Sections 5.01 and 5.02, the Exchange shall be consummated and become effective upon the execution and delivery of this Agreement (the time of such effectiveness, the “Effective Time”).

(b) Upon the Effective Time, the Borrower shall issue and deliver to the Lender (i) the Exchange Shares by causing the Company’s designated transfer agent to electronically transmit the Exchange Shares to the Lender by crediting the account of the Lender’s prime broker with The Depository Trust Company through its Deposit/Withdrawal at Custodian system as specified in instructions provided by the Lender prior to the Closing and (ii) the Exchange Warrant, duly executed on behalf of the Borrower.

(c) Upon the Effective Time, the Lender shall be deemed for all purposes to have become the legal, beneficial and record holder of the Exchange Shares and the Exchange Warrant and, upon the issuance to the Lender of the Exchange Shares and Exchange Warrant and payment to the Lender of the Cash Interest (as defined below) as provided in Section 1.03, the Obligations under the Note shall be deemed to have been reduced by the Exchanged Principal Amount.

(d) In accordance with the Facility Agreement, on the Effective Date, the Borrower shall deliver to the Lender in replacement of the Note an Original Loan Convertible Note in a principal amount that gives effect to the Exchange. As promptly as possible thereafter (and provided that the Lender shall have received the Exchange Shares, the Exchange Warrant and payment to the Lender of the Cash Interest as provided in Section 1.03) the Lender shall deliver the Note for cancellation. For the avoidance of doubt, neither the Exchange nor the effectiveness of the Facility Agreement shall be conditioned upon, or be subject to, the delivery of such Original Loan Convertible Note by the Borrower or delivery of the existing Note by the Lender.

Section 1.03. Cash Interest. The Borrower shall pay or cause to be paid to the Lender any interest on the Exchanged Principal Amount that has accrued on or after July 1, 2022 through and including the Effective Date by wire transfer of immediately available funds denominated in United States dollars, to an account designated by the Lender at least one Business Day prior to the Effective Date (the “Cash Interest”).

Section 1.04. Tax Matters. The Exchange and the transactions contemplated by this Agreement are being made as part of and pursuant to a plan of reorganization of the Borrower described in Section 368(a)(1)(E) of the Code. This Exchange Agreement is intended to be a plan of reorganization for purposes of Section 368 of the Code.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

Section 2.01. Representations and Warranties of the Lender. The Lender, represents and warrants to the Borrower as of the date of this Agreement and as of the Effective Date as follows:

(a) Organization and Good Standing. The Lender is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b) Authority. The Lender has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each Transaction Document (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery by the Lender of this Agreement and each Transaction Document to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Lender and no further action is required in connection herewith or therewith.

(c) Valid and Binding Agreement. This Agreement has been duly executed and delivered by the Lender and constitutes, and upon the execution and delivery by the Lender thereof, each other Transaction Document to which it is a party will have been duly executed and delivered by the Lender and will constitute, the valid and binding obligations of the Lender, enforceable against the Lender in accordance with their terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d) Non-Contravention. The execution and delivery by the Lender of this Agreement and each Transaction Document to which the Lender is or will be a party and the performance by the Lender of its obligations hereunder and thereunder, do not and will not (i) violate any provision of the Lender’s organizational documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Lender is subject, or by which the Note is bound or affected except, in each instance of clauses (i) and (ii) hereof, where such violation or conflict would not reasonably be expected, individually or in the aggregate, to result in a material adverse effect on the ability of the Lender to timely perform its obligations under this Agreement or any other Transaction Document to which the Lender is a party.

(e) Exemption. As of the Effective Time, the Lender shall have held the Note of record and beneficially for a period of at least one (1) year for purposes of Rule 144 under the Securities Act and is not, and during the three-month period prior to the date hereof has not been, an “affiliate” (as such term is used in Rule 144 under the Securities Act) of the Borrower. The Lender understands that the Exchange Shares and the Exchange Warrant, together with the shares of Common Stock issuable upon exercise of the Exchange Warrant (the “Exercise Shares” and, together with the Exchange Shares and the Exchange Warrant, the “Securities”) are being offered, sold, issued and delivered to it in reliance upon specific exemptions from registration or qualification under federal and applicable state securities laws.

(f) Ownership of the Exchanged Notes. The Lender is the record and beneficial owner of, and has good and valid title to, the Note, free and clear of all Liens, and has full power to dispose thereof and to exercise all rights thereunder (other than as restricted by this Agreement or the Facility Agreement and other than pledges or security interests that the Lender may have created in favor of a prime broker under and in accordance with its prime brokerage account with such broker), without the consent or approval of, or any other action on the part of, any other Person. Other than the transactions contemplated by this Agreement, there is no outstanding contract, vote, plan, pending proposal or other right of any Person to acquire the Note or any portion thereof. The Lender has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of the Note or its rights in the Note, or (b) except as would not materially and adversely affect the ability of the Lender to consummate the transactions contemplated hereby, given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Note.

(g) Accredited Investor. The Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act. The Lender understands the economic risk of its investment in the Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities.

(h) Information. The Lender acknowledges and agrees that (i) the Lender has had the opportunity to review the Borrower’s SEC Reports (as defined below) and this Agreement (including the exhibits hereto), (ii) the Lender has had an opportunity to submit questions to the Borrower concerning the Borrower, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Exchange and has all information that it considers necessary in making an informed investment decision, (iii) the Lender has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to the Exchange. Notwithstanding anything to the contrary contained herein, the rights and remedies available to the Lender, neither any such review nor any due diligence investigation conducted by the Lender or its advisors, if any, or its representatives shall modify, amend or otherwise affect the Lender’s right to rely on the representations, warranties, covenants and agreements of the Borrower contained in this Agreement and the other Transaction Documents.

Section 2.02. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Lender as of the date of this Agreement and as of the Effective Time as follows:

(a) Organization and Good Standing. The Borrower and each other Loan Party is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b) Authority. The Borrower and each other Loan Party signatory thereto has the requisite corporate or other organizational power and authority, as applicable, to enter into and to consummate the transactions contemplated by this Agreement, the Exchange Warrant, the RRA (as defined below), the Facility Agreement and each other document or instrument delivered by it in connection with any of the foregoing, whether or not specifically mentioned herein or therein, in each case, as amended from time to time in accordance with the terms hereof and thereof (collectively, the “Transaction Documents” and each a “Transaction Document”) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery by the Borrower and each other Loan Party signatory thereto of this Agreement, the Exchange Warrant, the Facility Agreement and the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Borrower and such Loan Party, and no further action of the Borrower or such Loan Party, its board of directors, managers, members or stockholders, as applicable, is required in connection herewith or therewith.

(c) Consents. Neither the Borrower nor any other Loan Party is required to obtain any consent from, authorization or order of, or make any filing or registration with any governmental authority or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement, the Exchange Warrant, the RRA, the Facility Agreement and other Transaction Documents (in each case, to the extent such Loan Party is a signatory thereto), in accordance with the terms hereof or thereof, other than (i) filing the Announcing 8-K Filing (as defined below) and the registration statement required to be filed pursuant to Section 2 of the RRA (the “Mandatory Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) and (ii) filing with the Commission an acceleration request regarding effectiveness of, and receipt of the effectiveness order to be issued by the Commission in respect of the Mandatory Registration Statement, if applicable, (such filings and orders, the “Required Filings”). None of the Securities will be issued in violation of, any preemptive or similar rights of any Person, or otherwise subject to any preemptive or similar rights of any Person that have not been validly waived, nor will the issuance of any of the Securities trigger any “anti-dilution” or similar adjustment.

(d) Valid and Binding Agreement. This Agreement has been duly executed and delivered by the Borrower, and constitutes, and upon the execution and delivery by the Borrower and each other Loan Party signatory thereto of, the Exchange Warrant, the RRA, the Facility Agreement and each other Transaction Document being executed or amended in connection herewith or therewith will constitute the valid and binding obligations of the Borrower and each other Loan Party signatory thereto, enforceable against the Borrower and each such Loan Party in accordance with their terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(e) Non-Contravention. The execution and delivery by the Borrower and each other Loan Party signatory thereto of this Agreement, the Exchange Warrant, the RRA, the Facility Agreement and each other Transaction Document being executed and delivered by the Borrower or such Loan Party in connection herewith or therewith and the performance by the Borrower of its obligations hereunder and thereunder do not and will not (i) violate any provision of the Borrower’s organizational documents, (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Borrower or any other Loan Party is subject, or by which any property or asset of the Borrower or any other Loan Party is bound or affected, (iii) require any permit, authorization, consent, approval, exemption or other action by, notice to or filing with, any court or other federal, state, local or other governmental authority or other Person, other than the Required Filings, (iv) violate, conflict with, result in a material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or an event which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination under, or in any manner release any party thereto from any obligation under, any permit or contract to which the Borrower or any other Loan Party is a party or by which any of its properties or assets are bound, (v) violate, conflict with, result in a material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or an event which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination under, or in any manner release any party thereto from any obligation under, the Facility Agreement, or (vi) result in the creation or imposition of any Lien on any part of the properties or assets of the Borrower or any other Loan Party, except, in each instance of clauses (ii), (iii), (iv) and (vi) hereof, where such violation, conflict, breach, default or Lien would not reasonably be expected, individually or in the aggregate, to result in a material adverse effect on (a) the business, operations, results of operations, condition (financial or otherwise) or properties of the Borrower and its Subsidiaries, taken as a whole, (b) the legality, validity or enforceability of any provision of this Agreement, the Exchange Warrant, the RRA, the Facility Agreement or any other Transaction Document, (c) the ability of the Borrower or any other Loan Party signatory thereto to timely perform its obligations under this Agreement, the Exchange Warrant, the RRA, the Facility Agreement or any other Transaction Document, or (d) the rights and remedies of the Lender under this Agreement, the Exchange Warrant, the RRA, the Facility Agreement or any other Transaction Document. No Default or Event of Default has occurred and is continuing on and as of the date hereof or would exist upon the consummation of the transactions contemplated by this Agreement or any other Transaction Document.

(f) Issuance of Exchange Shares and Conversion Shares. The Exchange Shares issuable hereunder and the Exercise Shares issuable upon exercise of the Exchange Warrant are duly authorized, and when issued in accordance with this Agreement or the Exchange Warrant, as applicable, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Borrower, and will not be issued in violation of, or subject to, any preemptive or similar rights of any person. The Borrower has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock for issuance hereafter upon exercise of the Exchange Warrant (plus any additional shares of Common Stock that may be issuable as a result of the anti-dilution provisions of the Exchange Warrant), in each case, free and clear of preemptive or similar rights. As of the date hereof, the authorized shares of capital stock of the Borrower consists of 200,000,000 shares of Common Stock, of which 62,982,075 shares are issued and outstanding and 10,000,000 shares of preferred stock, none of which are issued and outstanding.

(g) SEC Reports. The Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). None of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact (and the Registration Statement, when filed, did not and will not contain any untrue statement of a material fact and did not and will not omit to state a material fact) required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company and its Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP).

(h) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Borrower or any of its affiliates or representatives to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement or any other Transaction Document. The Lender shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.02(h) that may be due in connection with the transactions contemplated hereby.

(i) Exemption from Registration; Nasdaq. No registration under the Securities Act or any state securities laws is or will be required for the offer and issuance of the Exchange Shares or the Exchange Warrant by the Borrower to the Lender as contemplated hereby or for the offer and issuance of the Exercise Shares by the Borrower to the Lender as contemplated hereby and by the Exchange Warrant. The transactions contemplated hereby or entered into in connection herewith, including the issuance and sale of the Exchange Shares and the Exchange Warrant hereunder and the issuance and sale of the Exercise Shares pursuant to the terms of the Exchange Warrant do not and will not contravene, or require stockholder approval under the rules of The Nasdaq Stock Market, any securities exchange or otherwise. The Company acknowledges and agrees that, for purposes of Rule 144 under the Securities Act, the Holder’s holding period for the Exchange Shares and the Exchange Warrant shall be deemed to have commenced on the date the Lender acquired the Note. Assuming the Lender is not as of the date of issuance, and for a period of three (3) months prior to the date of issuance has not been, an “affiliate” (as such term is used in Rule 144 under the Securities Act) of the Borrower (which the Borrower shall assume (and the Lender shall be deemed to represent) unless the Lender has otherwise advised the Borrower in writing) and in reliance on the Lender’s representations contained in Section 2.01(e) hereof, and, in the case of a cashless exercise of the Exchange Warrant, the Exercise Shares, will be freely tradeable by the Lender without restriction or limitation (including volume limitation), pursuant to

Rule 144 under the Securities Act, and will not contain or be subject to any legend or stop transfer instructions restricting the sale or transferability thereof. The Borrower is not, and never has been, a “shell company” (as defined in Rule 12b-2 under the Exchange Act) and is not an issuer of a type identified in, or subject to, Rule 144(i)(1) under the Securities Act. The Borrower has submitted to The Nasdaq Stock Market LLC a Listing of Additional Shares Notification Form with respect to the Exchange Shares and the Exercise Shares and The Nasdaq Stock Market LLC has not objected to the issuance of the Exchange Shares or the Exercise Shares.

(j) No Integrated Offering. Neither the Borrower, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made, or will make, any offers or sales of any security or solicited, or will solicit, any offers to buy any security, under circumstances that would cause the offering and issuance of the Securities to be integrated with prior or contemporaneous offerings by the Borrower (i) for purposes of the Securities Act and which would require the registration of any such Securities under the Securities Act or (ii) for purposes of any applicable stockholder approval provisions of The Nasdaq Stock Market that would require stockholder approval for the issuance of the Exchange Shares, the Exchange Warrant or any Exercise Shares.

(k) No Bad Actor Disqualification. None of the Loan Parties, any of its predecessors, any director, executive officer, other officer of any Loan Party participating in the offering of the Securities, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of any Loan Party’s outstanding voting equity securities, calculated on the basis of voting power, any “promoter” (as that term is defined in Rule 405 under the Securities Act) connected with any Loan Party at the time this representation is made, any placement agent or dealer participating in the offering of the Securities and any of such agents’ or dealer’s directors, executive officers, other officers participating in the offering of the Securities (each, a “Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”). The Borrower has exercised reasonable care to determine (i) the identity of each person that is a Covered Person and (ii) whether any Covered Person is subject to a Disqualification Event. Each Loan Party has complied in all material respects, to the extent applicable, with its disclosure obligations under Rule 506(e).

(l) No Unlawful Payments. Neither the Borrower, nor to the knowledge of the Borrower, any of its directors or officers or any employee, agent, affiliate, representative of or other person associated with or acting on behalf of the Borrower, has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (d) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

(m) Compliance with Money Laundering Laws. The operations of the Borrower are and have been conducted at all times in compliance with all financial recordkeeping and reporting requirements applicable to the Borrower, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, and the money laundering and any related or similar laws of all jurisdictions in which the Borrower conducts business (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any governmental authority involving the Borrower with respect to the Money Laundering Laws is pending or, to the knowledge of the Borrower, threatened.

(n) OFAC. The Borrower is not (a) a country, the government of a country, or an agency of the government of a country, (b) an organization directly or indirectly controlled by a country or its government, or (c) a person resident in or determined to be resident in a country, in each case, that is subject to a comprehensive country sanctions program administered and enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Borrower is not a person named on the list of Specially Designated Nationals maintained by OFAC.

(o) Application of Takeover Protections. The Borrower and its board of directors have taken all necessary action, if any, in order to render inapplicable the Borrower’s issuance of the Securities, and the Lender’s ownership of the Securities from the provisions of any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the organizational documents of the Borrower or the laws of the state of its incorporation which is applicable to the Lender as a result of the transactions contemplated by this Agreement, including the Borrower’s issuance of the Securities.

(p) Solvency. After giving effect to the Exchange and the other transactions contemplated by this Agreement, the Borrower and each Loan Party (a) is Solvent and (b) has not taken action, and no action has been taken by a third party, for the winding up, dissolution or liquidation or similar executory or judicial proceeding in respect of, the Borrower, any Loan Party or any of their respective subsidiaries or for the appointment of a liquidator, custodian, receiver, trustee, administrator or other similar officer for the Borrower, any Loan Party or any of their respective subsidiaries or any or all of their respective assets or revenues. For purposes hereof, “Solvent” means, with respect to any Person, (x) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (y) such Person is able to pay all liabilities of such Person as such liabilities mature and (z) such Person does not have unreasonably small capital in relation to such Person’s business as contemplated as of such date. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(q) Litigation. No proceeding is pending before or, to the knowledge of Borrower, threatened by any Governmental Authority (a) to which any Loan Party is a party, (b) that purports to affect or pertain to the Transaction Documents or the transactions contemplated hereby or thereby or (c) that has as the subject thereof any assets owned by any Loan Party or any of its Subsidiaries, in each case, that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Transaction

Document or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

ARTICLE III.

COVENANTS

Section 3.01. Reservation of Shares. On and after the Effective Time, the Borrower shall at all times reserve and keep available, free of preemptive or similar rights, a sufficient number of shares of Common Stock for the purpose of enabling the Borrower to issue all of the Exercise Shares (without regard to the Beneficial Ownership Limitation (as defined in the Exchange Warrant) or any other restriction or limitation upon the exercise thereof and assuming the cash exercise thereof).

Section 3.02. Blue Sky Filings. The Borrower shall take such action as is necessary in order to obtain an exemption for, or to qualify the Securities for issuance and sale to the Lender under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Lender.

Section 3.03. Disclosure; Confidentiality. On or before 8:00 a.m., New York time, on the date of this Agreement, the Borrower shall file with the Commission a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement, the Exchange Warrant, the Facility Agreement (including the refinancing transactions to which it relates), the RRA and the other Transaction Documents entered into pursuant to, or in connection with, this Agreement, disclosing the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, attaching this Agreement (including the exhibits and schedules to this Agreement not otherwise filed) and the other Transaction Documents entered into pursuant to, or in connection with, this Agreement (in each case, without any redaction therefrom) and disclosing any other presently material non-public information (if any) provided or made available to the Lender (or the Lender’s agents or representatives) on or prior to the date hereof (the “Announcing 8-K Filing”). The Borrower represents and warrants that, from and after the filing of the Announcing 8-K Filing, it shall have publicly disclosed all material, non-public information (if any) provided or made available to the Lender (or the Lender’s agents or representatives) by the Borrower or any of its officers, directors, employees, Affiliates or agents in connection with the transactions contemplated by this Agreement or otherwise on or prior to the date hereof. Notwithstanding anything contained in this Agreement to the contrary, and without implication that the contrary would otherwise be true, the Borrower expressly acknowledges and agrees that, from and after the Announcing 8-K Filing, neither the Lender nor any affiliate of the Lender shall have (unless expressly agreed to by the Lender after the date hereof in a written definitive and binding agreement executed by the Borrower and the Lender or customary oral (confirmed by e-mail) “wall cross” agreement, any duty of trust or confidence with respect to, or a duty not to trade in any securities while aware of, any information regarding the Borrower. For the avoidance of doubt, the Borrower’s obligations under this Section 3.03 shall not be deemed to limit or otherwise modify the Borrower’s obligations under Section 5.8 of the Facility Agreement.

Section 3.04. Taxes. The Borrower shall be responsible for paying all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment or issuance made under, from the execution, delivery, performance or enforcement of, or otherwise with respect to, this Agreement.

Section 3.05. Fees and Expenses. Regardless of whether the Effective Time occurs, the Borrower shall promptly reimburse the Lender for all of its reasonable out-of-pocket, costs, fees and expenses, including legal fees and expenses, incurred in connection with the negotiation and drafting of this Agreement and the other Transaction Documents and any other agreement entered into in connection herewith and the consummation (or termination) of the transactions contemplated hereby and thereby.

Section 3.06. Listing. From and after the Effective Time, for so long as any Securities remain outstanding, (i) the Borrower shall use commercially reasonable efforts to maintain the Common Stock’s listing on Nasdaq; and (ii) the Borrower shall not take any action which would be reasonably expected to result in the delisting or suspension of trading the Common Stock on the Nasdaq Global Select Market or Nasdaq Capital Market tier of the Nasdaq Stock Market. The Borrower shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.07.

ARTICLE IV.

ACKNOWLEDGMENT OF THE BORROWER

Section 4.01. The Borrower irrevocably and unconditionally acknowledges, affirms and covenants to the Lender that:

(a) the Lender is not in default under the Facility Agreement and has not otherwise breached any obligations to the Borrower; and

(b) there are no offsets, counterclaims or defenses to the obligations under the Facility Agreement as of the date hereof, including the liabilities and obligations of the Borrower under the Notes or the rights, remedies or powers of the Lender in respect of any of the obligations under the Facility Agreement, and the Borrower agrees not to interpose (and each does hereby waive and release) any such defense, set off or counterclaim in any action brought by the Lender with respect thereto.

ARTICLE V.

CONDITIONS PRECEDENT.

Section 5.01. Conditions to the Borrower’s Obligation. The obligation of the Borrower to consummate the Exchange with the Lender is subject to satisfaction of the following conditions on or prior to the Effective Time, provided that the conditions set forth in this Section 5.01 are for the Borrower’s sole benefit and may be waived by the Borrower at any time in its sole discretion by providing the Lender with prior written notice thereof:

(a) The representations and warranties of the Lender herein shall be true and correct as of the date when made and as of the Effective Time as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date); and

(b) The Lender shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Lender at or prior to the Effective Time.

Section 5.02. Conditions to The Lender’s Obligation. The obligation of the Lender to consummate the Exchange is subject to satisfaction of the following conditions on or prior to the Effective Time, provided that the conditions set forth in this Section 5.02 are for the Lender’s sole benefit and may be waived by the Lender at any time in its sole discretion by providing the Borrower with prior written notice thereof:

(a) The Exchange Shares shall have been credited to the account of the Lender’s prime broker in accordance with Section 1.04;

(b) The Borrower shall have executed and delivered to the Lender its Exchange Warrant in accordance with Section 1.04;

(c) The Lender shall have received the Cash Interest;

(d) No stock split, stock dividend, stock combination, recapitalization or similar event, and no liquidation, dissolution or similar event, shall have been effected or authorized during the period commencing on (and including) the date of this Agreement and ending at (and including) the Effective Time;

(e) The Borrower shall have delivered to the Lender evidence of authority, officer’s certificates and good standing certificates in the jurisdiction of organization of the Borrower, in form and substance satisfactory to the Lender;

(f) The Lender (or its counsel) shall have received customary legal opinions from DLA Piper LLP (US), as counsel to the Borrower, in form and substance reasonably satisfactory to the Lender;

(g) The Borrower shall have delivered to the Lender a secretary’s certificate, dated as the Effective Date, certifying as to (A) resolutions duly adopted by the board of directors of the Borrower authorizing this Agreement and the other documents and transactions contemplated hereby, (B) the certificate of incorporation of the Borrower, as amended, and (C) the bylaws of the Borrower, each as in effect as of the Effective Time;

(h) The Borrower shall have executed and delivered to the Lender a Registration Rights Agreement in substantially the form attached hereto as Exhibit C (the “RRA”); and

(i) The Borrower shall have delivered to the Lender such other documents relating to the transactions contemplated by this Agreement as the Lender or its counsel may reasonably request.

ARTICLE VI.

MISCELLANEOUS

Section 6.01. Entire Agreement. This Agreement together with the other Transaction Documents constitute the entire agreement, and supersede all other prior and contemporaneous agreements and understandings, both oral and written, between the Lender and the Borrower with respect to the subject matter hereof.

Section 6.02. Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Borrower and the Lender. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 6.03. Successors and Assigns. All of the covenants and provisions of this Agreement by or for the benefit of the Lender or the Borrower shall bind and inure to the benefit of their respective successors and permitted assigns. No party hereunder may assign its rights or obligations hereunder without the prior written consent of the other parties hereto, except that the Lender may assign or otherwise transfer its rights hereunder in respect of any Securities to any transferee or assignee of such Securities (in whole or in part), provided that the Lender agrees in writing with the transferee or assignee to assign such rights, and such assignee or transferee agrees in writing to accept such rights subject to, and to be bound by, the terms of this Agreement, and a copy of such agreement is furnished to the Borrower after such transfer or assignment.

Section 6.04. Notices. Any notice, request or other communication to be given or made under this Agreement shall be in writing and shall be given in accordance with Section 8.1 of the Facility Agreement, the provisions of which are incorporated by reference herein, with the same force and effect as if fully set forth herein, mutatis mutandis.

Section 6.05. Applicable Law; Consent to Jurisdiction.

(a) As part of the consideration and mutual promises being exchanged and given in connection with this Agreement, the parties hereto agree that all claims, controversies and disputes of any kind or nature arising under or relating in any way to the enforcement or interpretation of this Agreement or to the parties’ dealings, rights or obligations in connection herewith, including disputes relating to the negotiations for, inducements to enter into, or execution of, this Agreement, and disputes concerning the interpretation, enforceability, performance, breach, termination or validity of all or any portion of this Agreement shall be governed by the laws of the State of New York without giving effect to any laws, rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York.

(b) The parties hereto agree that all claims, controversies and disputes of any kind or nature relating in any way to the enforcement or interpretation of this Agreement or to the parties’ dealings, rights or obligations in connection herewith, shall be brought exclusively in the state and federal courts sitting in The City of New York, borough of Manhattan. With respect to any such claims, controversies or disputes, each of the parties hereby irrevocably:

(i) submits itself and its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action in any court or tribunal other than the aforesaid courts;

(ii) waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding (A) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 6.05, (B) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) to the fullest extent permitted by the applicable law, any claim that (1) the suit, action or proceeding in such court is brought in an inconvenient forum, (2) the venue of such suit, action or proceeding is improper or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts; and

(iii) WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.05.

Notwithstanding the foregoing in this Section 6.05, a party may commence any action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

Section 6.06. Counterparts; Effectiveness. This Agreement and any amendment hereto may be executed and delivered in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

Section 6.07. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person (other than the parties to this Agreement) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.08. Remedies; Specific Performance. The rights and remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under the Facility Agreement, the Note, the Exchange Warrant, the RRA, the other Transaction Documents and/or otherwise at law or in equity. No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit the Lender’s right to pursue actual damages for any failure by the Borrower to comply with the terms of this Agreement, the Facility Agreement, the Exchange Warrant, the RRA, the Note and the other Transaction Documents. The parties to this Agreement agree that irreparable damage would occur and that the parties to this Agreement would not have any adequate remedy at law in the event that any of the provisions of this Agreement, the Facility Agreement, the Exchange Warrant, the RRA or any other Transaction Document were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, the Facility Agreement, the Exchange Warrant, the RRA or any other Transaction Document and to enforce specifically the terms and provisions of this Agreement, the Facility Agreement, the Exchange Warrant, the RRA and the other Transaction Documents in each case without the necessity of posting bond or other security or showing actual damages, and this being in addition to any other remedy to which such party is entitled at law or in equity.

Section 6.09. Effect of Headings. The section and subsection headings herein are for convenience only and not part of this Agreement and shall not affect the interpretation thereof.

Section 6.10. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Section 6.11. Reservation of Rights. The Lender has not hereby waived any of the Lender’s rights or remedies arising from any breach or default or any right otherwise available under the Facility Agreement, any other Transaction Document or at law or in equity as to the Note. The Lender expressly reserves all such rights and remedies.

Section 6.12. Further Assurances. The parties hereby agree, from time to time, as and when reasonably requested by any other party hereto, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary’s certificates, stock powers and irrevocable transfer agent instructions, and to take or cause to be taken such further or other action, as any party may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement. Without limiting the foregoing, the Borrower shall (a) use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in an expeditious manner, the transactions contemplated hereby, including by using its reasonable best efforts to satisfy, or cause to be satisfied, each of the conditions set forth in Section 5.02, and (b) shall not, through or pursuant to any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith carry out of all the provisions of this Agreement.

Section 6.13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

Section 6.14. Interpretative Matters. Unless otherwise indicated or the context otherwise requires, (a) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (c) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (d) the use of the word “including” in this Agreement shall be by way of example rather than limitation. Unless otherwise indicated, references to “Transaction Documents” in this Agreement refer to Transaction Documents, each as amended as of the Effective Date, including as provided by this Agreement.

Section 6.15. Payment Set Aside. Notwithstanding anything to the contrary contained herein, if any payment or transfer (or any portion thereof) to the Lender shall be subsequently invalidated, declared to be fraudulent or a fraudulent conveyance or preferential, avoided, rescinded, set aside or otherwise required to be return or repaid, whether in bankruptcy, reorganization, insolvency or similar proceedings involving the Borrower or otherwise, then the Obligations purportedly satisfied with such payment or transfer, to the extent that such payment is or must be invalidated, declared to be fraudulent or a fraudulent conveyance or preferential, avoided, rescinded, set aside or otherwise required to be return or repaid, shall immediately be reinstated, without need for any action by any Person, and shall be enforceable against the Borrower, any guarantor and their successors and permitted assigns as if such payment had never been made (in which case this Agreement shall in no way impair the claims of the Lender with respect to such payment or transfer). The provisions of this Section 6.15 shall survive the satisfaction in full of the Obligations and the termination of the Facility Agreement.

Section 6.16. No Fiduciary Relationship. The Borrower acknowledges and agrees that (a) the Lender is acting at arm’s length from the Borrower with respect to this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby; (b) the Lender will not, solely by virtue of this Agreement or any of the Transaction Documents or any transaction contemplated hereby or thereby, become an Affiliate of, or have any agency, tenancy or joint venture relationship with, the Borrower; (c) the Lender has not acted, and is not and will not be acting, as a financial advisor to, or fiduciary (or in any similar capacity) of, or has any fiduciary or similar duty to, the Borrower with respect to, or in connection with, this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, and the Borrower agrees not to assert, and hereby waives, any claim that the Lender has any fiduciary duty to the Borrower; (d) any advice given by the Lender or any of its representatives or agents in connection with this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Lender’s performance of its obligations hereunder and thereunder; and (e) the Borrower’s decision to enter into this Agreement has been based solely on the independent evaluation by the Borrower and their representatives.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date first written above.

THE BORROWER:

SIENTRA, INC.

By:	/s/ Andrew Schmidt
Name:	Andrew Schmidt
Title:	CFO

[Signature Page to Exchange Agreement]

AGENT AND LENDER:

DEERFIELD PARTNERS, L.P.

By:	Deerfield Mgmt, L.P., its General Partner
By:	J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

[Signature Page to Exchange Agreement]

Exhibit A

Facility Agreement

Exhibit B

Form of Exchange Warrant

Exhibit C

Form of Registration Rights Agreement